EXHIBIT 21
SUBSIDIARIES OF GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

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SUBSIDIARIES OF GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

SUBSIDIARY
JURISDICTION OF INCORPORATION OR OGRANIZATION

Benefits Communication Corporation   (1)
Delaware

BenefitsCorp Equities, Inc.
Delaware

Confed Admin Services, Inc.
Delaware

Financial Administrative Services Corporation  (2)
Colorado

Great-West Benefit Services, Inc.
Delaware

Great-West Realty Investments, Inc.
Delaware

Greenwood Property Corporation
Colorado

GW Capital Management, Inc.
Colorado

GWL Properties, Inc.
Colorado

Maxim Series Fund, Inc.
Maryland

One Corporation
Colorado

One Health Plan of California, Inc.
California

One Health Plan of Colorado, Inc.
Colorado

One Health Plan of Georgia, Inc.
Georgia

One Health Plan of Illinois, Inc.
Illinois

One Health Plan of North Carolina, Inc.
North Carolina

One Health Plan of Texas, Inc.
Texas

One Orchard Equities, Inc.
Colorado

(1)  Also doing business as Benefits Insurance Services, Inc.
(2)  Also doing business as Financial Administrative Services
Corporation of Colorado.